                                     EXHIBIT 99.2



            UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                              AS AT DECEMBER 31, 1997

The following unaudited pro forma combined condensed financial statements assume a business combination between Discreet and MGI accounted for on a pooling of interests basis and are based on the respective historical financial statements and the notes thereto of Discreet, which are incorporated by reference, and MGI, which are included herein. The pro forma combined condensed balance sheet combines Discreet's December 31, 1997 unaudited consolidated balance sheet with MGI's January 31, 1998 audited balance sheet. The pro forma statements of operations combine Discreet's unaudited historical operating results for the six-month period ended December 31, 1997 with MGI's unaudited historical operating results for the six-month period ended January 31, 1998.

For purposes of the preparation of the unaudited pro forma combined condensed financial statements, no adjustments have been made to reflect the arrangement related costs or any additional integration costs that could result from combining the operations of Discreet and MGI.

The pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the Arrangement had been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of the combined company. The pro forma combined condensed financial statements do not give effect to any cost savings which may result from the integration of Discreet's and MGI's operations.

These pro forma combined condensed financial statements are based on and should be read in conjunction with, the historical consolidated financial statements and the related notes of Discreet, incorporated by reference, and the historical financial statements and the related notes of MGI included herein.

                UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
         AS AT DECEMBER 31, 1997 FOR DISCREET AND JANUARY 31, 1998 FOR MGI
                     (all amounts in thousands of U.S. Dollars)




                      ASSETS                                            DISCREET         MGI          PRO FORMA
                                                                       Logic Inc.      SOFTWARE       Combined
                                                                                         Corp.
                                                                        --------       --------       --------
CURRENT ASSETS:
     CASH AND CASH EQUIVALENTS                                          $ 12,649       $  1,205       $ 13,854
     NOTE RECEIVABLE                                                           -          7,429          7,429
     ACCOUNTS RECEIVABLE (LESS reserves for doubtful accounts)            29,559          3,322         32,881
     INVENTORY
          RESALE                                                           9,725            375         10,100
          DEMONSTRATION                                                    4,073              -          4,073
     OTHER CURRENT ASSETS                                                  4,291            397          4,688
                                                                        --------       --------       --------
                                                                          60,297         12,728         73,025

PROPERTY AND EQUIPMENT - LESS Accumulated depreciation and
     amortization                                                          9,583            960         10,543
DEFERRED INCOME TAXES                                                      2,467              -          2,467
OTHER ASSETS                                                               7,344              -          7,344
ASSETS HELD FOR RESALE                                                     4,241              -          4,241
                                                                        --------       --------       --------
                                                                        $ 83,932       $ 13,688       $ 97,620
                                                                        --------       --------       --------
                                                                        --------       --------       --------

                  LIABILITIES AND
                SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     ACCOUNTS PAYABLE AND ACCRUED EXPENSES                              $ 36,824       $  2,298       $ 39,122
     DEFERRED REVENUE                                                      5,740              -          5,740
     INCOME TAXES PAYABLE                                                  5,707              -          5,707
     CUSTOMER DEPOSITS                                                       426              -            426
                                                                        --------       --------       --------
                                                                          48,697          2,298         50,995
                                                                        --------       --------       --------

DEFERRED INCOME TAXES                                                      2,268              -          2,268
                                                                        --------       --------       --------


SHAREHOLDERS' EQUITY:
     PREFERRED SHARES                                                          -              -              -
     COMMON SHARES                                                        92,128         23,860        115,988
     WARRANTS                                                                  -            403            403
     ACCUMULATED DEFICIT                                                 (56,951)       (12,257)       (69,208)
     CUMULATIVE TRANSLATION adjustment                                    (2,210)          (616)        (2,826)
                                                                        --------       --------       --------
     TOTAL SHAREHOLDERS' EQUITY                                           32,967         11,390         44,357
                                                                        --------       --------       --------
                                                                        $ 83,932       $ 13,688       $ 97,620
                                                                        --------       --------       --------
                                                                        --------       --------       --------



See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
           FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 1997 FOR DISCREET
              AND THE SIX-MONTH PERIOD ENDED JANUARY 31, 1998 FOR MGI

         (ALL AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)



                                                                        DISCREET         MGI          PRO FORMA
                                                                       Logic Inc.      SOFTWARE       Combined
                                                                                         Corp.

                                                                        --------       --------       --------
Total revenues                                                          $ 75,673       $  5,561       $ 81,234
Cost of revenues                                                          30,827          1,171         31,998
                                                                        --------       --------       --------

     Gross profit                                                         44,846          4,390         49,236
                                                                        --------       --------       --------

Operating expenses :
     Research and development (net of tax credits)                         7,413          2,133          9,546
     Sales and marketing                                                  15,840          4,914         20,754
     General and administrative                                            3,896            420          4,316
     Charge for purchased research and development                        26,800              -         26,800
                                                                        --------       --------       --------

     Total operating expenses                                             53,949          7,467         61,416
                                                                        --------       --------       --------

     Operating loss                                                       (9,103)        (3,077)       (12,180)
                                                                        --------       --------       --------

Other income, net                                                            663            120            783
                                                                        --------       --------       --------

     Loss before income taxes                                             (8,440)        (2,957)       (11,397)

Provision for income taxes                                                 5,872              -          5,872
                                                                        --------       --------       --------

     Net loss                                                           $(14,312)      $ (2,957)      $(17,269)
                                                                        --------       --------       --------
                                                                        --------       --------       --------

Loss Per share:                                                           $(0.50)      $  (0.14)      $  (0.54)
                                                                        --------       --------       --------
                                                                        --------       --------       --------

Weighted average common shares outstanding                                28,746         20,851         32,124
                                                                        --------       --------       --------
                                                                        --------       --------       --------

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                       NOTES TO UNAUDITED PRO FORMA COMBINED
                           CONDENSED FINANCIAL STATEMENTS


1. The unaudited pro forma combined condensed financial statements of Discreet and MGI give retroactive effect to the Arrangement which Discreet currently intends to account for as a pooling of interests and, as a result, such statements are presented as if the combining companies had been combined for the period presented.

2. The pro forma combined net income per share is based on the combined weighted average number of Discreet Common Shares and MGI Common Shares for each period. This is based on the Exchange Ratio of 0.162 Discreet Common Shares for each MGI Common Share as described in the Arrangement Agreement.

3. The unaudited pro forma combined condensed financial statements combine Discreet's December 31, 1997 unaudited balance sheet with MGI's January 31, 1998 audited balance sheet. The pro forma statements of operations combine Discreet's unaudited historical operating results for the six-month period ended December 31, 1997 with MGI's unaudited historical operating results for the six-month period ended January 31, 1998.

4. The unaudited pro forma combined condensed financial statements do not include adjustments to conform the accounting policies of MGI to those followed by Discreet. The nature and extent of such adjustments, if any, will be based upon further analysis and are not expected to be material.

5. Discreet and MGI estimate they will incur Arrangement related costs of approximately $3 million, including investment advisory fees, regulatory filing costs, legal and accounting expenses, and other transaction costs. In addition, it is expected that as a result of the Arrangement, the combined company will incur consolidation and integration expenses which are not currently reasonably estimable. All of these costs and expenses and any tax benefit relating to these costs and expenses have not been reflected as a pro forma adjustment in the pro forma combined condensed financial statements as of December 31, 1997.

6. Certain financial statement balances of MGI have been reclassified to conform with the Discreet financial statement presentation.